Exhibit 6.3
PROMISSORY NOTE
ARRIVED SERIES [●]
Principal Amount: $[●] Date: [●]
FOR VALUE RECEIVED, Arrived Series [●], an individual series of Arrived Homes 4, LLC, a Delaware series limited liability company (“Borrower”), hereby promises to pay to the order of Arrived Holdings, Inc., a Delaware corporation, with an address at 1 West Mountain Street, Suite 109, Fayetteville, AR 72701 (“Lender”), or its permitted assignees, in lawful money of the United States of America and in immediately available funds, the principal amount of [●] & [●]/100 dollars ($[●]) (“Principal Amount”), as set forth below in this note (“Note”). This Note shall bear interest at the minimum applicable federal rate (AFR) in effect as of the date hereof.

1. Background; Use of Funds; Definitions. This Note constitutes the consideration payable to the Lender for the Borrower’s acquisition of the single family home located at [●] (“Series [●] Property”) As used in this Note, the following terms shall have the following meanings:

a. “Business Day” means every day other than a Saturday, Sunday, or day on which the banks in the State of New York are required or authorized to close in New York City. “Non-Business Day” means every day that is not a Business Day.

b. “Person” shall mean any natural person or individual, firm, company, general partnership, limited partnership, limited liability partnership, joint venture association, corporation, limited liability company, trust, business trust, estate, other legal entity.

c. “Offering” shall mean the offering of membership interests in the Borrower to be conducted by Arrived Homes 4, LLC, a Delaware series limited liability company (“Arrived Homes 4”) and the Borrower following the qualification of the offering circular contained in its Form 1-A filed with the Securities and Exchange Commission in accordance with and in compliance with the provisions of Regulation A under the Securities Act of 1933, as amended.

d. “Offering Start Date” shall mean the date on which the Offering for the Borrower’s membership interests commences through the Offering following qualification of the its Form 1-A by the Securities and Exchange Commission.

e. “Maturity Date” shall mean the date that is [●] months following the Offering Start Date.

2. Repayment of Principal; Conversion of Principal. Except as otherwise provided herein, the Borrower, solely through its assets, shall repay the outstanding principal amount of this Note plus accrued interest, in full, out of the net proceeds of the Offering within fourteen days after the Maturity Date. If by the Maturity Date, the Borrower has not raised sufficient funds in the Offering to repay the Principal Amount of the Note plus accrued interest in full, any outstanding balance due shall be automatically converted into membership interests in the Borrower on the same terms as offered to investors in the Offering. At the option of the Lender, funds available for repayment of the Note may be held in a Borrower account, interest free, after the Maturity Date.

3. Prepayment. Except as otherwise provided in Section 8, the Borrower may prepay all or any part of the principal of this Note at any time or from time to time without premium, or penalty of any kind whatsoever. principal thereof.

4. Events of Default. The occurrence of any one or more of the following events shall be deemed an “Event of Default”:

a. The failure to pay any amounts when due hereunder.

b. The Borrower shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) make an assignment for the benefit of its creditors; or (iii) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property.

c. The Borrower shall file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States or any state or district or territory thereof.

d. A court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of Borrower, a receiver for Borrower or of the whole or any substantial part of its property, or approving a petition filed against the Borrower seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or district or territory thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of the entry thereof.

e. Under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Borrower or of the whole or any substantial part of their property, and such custody or control shall not be terminated or stayed within thirty (30) days from the date of assumption of such custody or control.

f. A final judgment or order for the payment of money, or any final order granting equitable relief, shall be entered against the Borrower and such judgment or order has or will have a materially adverse effect on the financial condition of the Borrower.

In the event of a default, the Lender’s sole remedy shall be to convert the outstanding amount due under the Note into Borrower membership interests under the same terms as the Borrower’s initial Regulation A+ offering of the Borrower membership interests.

5. Governing law. The laws of the State of Delaware shall govern this Note in all respect, including, by way of illustration only, construction, validity, terms, performance, and waiver.

6. Venue. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN KING COUNTY, WASHINGTON AND THE PARTIES WAIVE ANY OBJECTIONS WHICH THEY MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF THEM HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

7. Successors and Assigns. All of the covenants, stipulations, promises, and agreements in this Note contained by or on behalf of the Borrower shall bind its successors and assigns, whether so expressed or not. The Borrower may not assign this Note without the prior written consent of Lender. This Note may be transferred or assigned by Lender, in whole or in part, to any Person without the prior written consent of the Borrower.

8. Headings; Construction. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof. Words used herein of any gender shall be construed to include any other gender where appropriate, and words used herein that are either singular or plural shall be construed to include the other where appropriate.

Arrived Series [●]
Promissory Note

9. Payments. In any case where a payment of principal is due on a Non-Business Day, the Borrower shall be entitled to delay such payment until the next succeeding Business Day. Each payment or prepayment hereon must be paid at the address of Lender set forth below (or as otherwise notified to the Borrower in accordance with Section 9) in lawful money as therein specified and may be made at the Borrower’s election by the Borrower’s check, by wire transfer, or by bank or cashier’s check.

10. Notices. Any notices required or permitted to be given under this Note by the Borrower to Lender or by Lender to the Borrower, as the case may be, shall be given in writing and shall be deemed received (a) when personally delivered to Lender at the address set forth below or to the Borrower at the address set forth below or (b) if sent by mail, on the third Business Day following the date when deposited in the United States mail, certified or registered mail, postage prepaid, to Lender at the address set forth below.

11. Waiver and Amendments. Except as expressly provided in this Note, the Borrower does hereby waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and agrees that its liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note. No provision of this Note may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by the Borrower and the Lender.

11. Series LLCs; Separateness; Limitation of Liability. Lender acknowledges that it has been advised that Borrower is a separate series (“Series”) of Arrived Homes 4, LLC, a Delaware series limited liability company (“Arrived Homes 4”), and that such Series has been established as provided in Section 18-215 of the Delaware Limited Liability Company Act (“Act”). Pursuant to Section 18-215(c) Act, Series may take title to assets in its name, including and such as the Membership Interests. In addition, as provided in such provision of the Act, the debts, liabilities, and obligations incurred, contracted for, or otherwise existing with respect to the Series shall be enforceable only against the assets of the Series in such capacity and not against the assets of Arrived Homes 4 or any other series thereof. Notwithstanding anything contained in this Note, Lender acknowledges, understands, and agrees to such limitation on liability and further agrees that: (i) it shall look solely to the assets of the Series from time to time for the satisfaction of any debt, liability, or obligation arising under or out of the transactions contemplated by this Note, (ii) it shall have no recourse to any assets of Arrived Homes 4 or any other series established by Arrived Homes 4 for the satisfaction of any such debts, liabilities, or obligations, and (iii) it hereby waives and relinquishes any right to pursue any assets of Arrived Homes 4 or any other series established by Arrived Homes 4 for the satisfaction of any such debts, liabilities, or obligations.

12. Unsecured Obligations. The obligations of the Borrower under this Note shall be unsecured obligations of the Borrower.

[Signature Page to Follow]

Arrived Series [●]
Promissory Note

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

BORROWER:

Arrived Series [●]
an individual series of Arrived Homes 4, LLC, a Delaware series limited liability company

By: Arrived Holdings, Inc.,
a Delaware corporation
Its: Manager

By:
Ryan Frazier, Chief Executive Officer
Address:   1 West Mountain St, Suite 109, Fayetteville, AR 72701
Arrived Series [●]
Promissory Note